Exhibit 4.12

[FORM OF REGISTERED GLOBAL SUBORDINATED NOTE]

BANK OF AMERICA CORPORATION

Medium-Term Subordinated Note, Series L

REGISTERED GLOBAL SUBORDINATED NOTE

This Note is a global security within the meaning of the Indenture dated as of January 1, 1995, as supplemented from time to time (the “Indenture”), between Bank of America Corporation and The Bank of New York Trust Company, N.A., as successor trustee (the “Trustee”) under the Indenture and is registered in the name of [Cede & Co., as the nominee of The Depository Trust Company (the “Depository”)] [The Bank of New York Depository (Nominees) Limited, as the nominee of The Bank of New York, the common depository (the “Common Depository”) for Euroclear Bank S.A./N.V., as operator of the Euroclear system, and/or Clearstream Banking, société anonyme, Luxembourg]. This Note is not exchangeable for definitive or other Notes registered in the name of a person other than [the Depository or its nominee] [the Common Depository], except in the limited circumstances described in the Indenture or in this Note, and no transfer of this Note (other than a transfer as a whole by [the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor depository or a nominee of such successor depository] [the Common Depository to a successor common depository]) may be registered except in the limited circumstances described in the Indenture.

[Unless this Note is presented by an authorized representative of The Depository Trust Company (the “Depository”) (55 Water Street, New York, New York) to the Issuer or its agent for registration of transfer, exchange or payment, and this Note is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of The Depository Trust Company, and unless any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.] 1

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE INDEBTEDNESS OF BANK OF AMERICA CORPORATION EVIDENCED BY THIS NOTES, INCLUDING THE PRINCIPAL HEREOF AND INTEREST HEREON, IS, TO THE EXTENT AND IN THE MANNER SET FORTH IN THE INDENTURE, SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO BANK OF AMERICA CORPORATION’S OBLIGATIONS TO HOLDERS OF SENIOR INDEBTEDNESS, AS DEFINED IN THE INDENTURE, AND EACH HOLDER OF THIS

[1]	Modify in the case of all Registered Global Notes other than DTC Global Notes

NOTE, BY THE ACCEPTANCE HEREOF, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS OF THE INDENTURE.

THIS NOTE IS NOT AN OBLIGATION OF OR GUARANTEED BY BANK OF AMERICA, N.A. OR ANY OTHER BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA CORPORATION.

THIS NOTE IS SOLD IN MINIMUM DENOMINATIONS AS NOTED HEREIN AND IN THE PRICING SUPPLEMENT ATTACHED HERETO AND CANNOT BE EXCHANGED FOR NOTES IN SMALLER DENOMINATIONS. EACH OWNER OF A BENEFICIAL INTEREST IN THIS NOTE IS REQUIRED TO HOLD A BENEFICIAL INTEREST OF A PRINCIPAL AMOUNT OF THIS NOTE EQUAL TO THE MINIMUM AUTHORIZED DENOMINATION AT ALL TIMES.

No. R-	Registered
CUSIP No.:
ISIN:
Common Code:	Principal Amount: [$]

BANK OF AMERICA CORPORATION

Medium-Term Subordinated Note, Series L

[INSERT SPECIFIC NAME OR DESIGNATION OF THE NOTES]

REGISTERED GLOBAL SUBORDINATED NOTE

ORIGINAL ISSUE DATE[2]:	☐	This Note is an Extendible Note at the Holder’s Option. [See attached Rider]
STATED MATURITY DATE:	☐	This Note is an Extendible Note at the Issuer’s Option. [See attached Rider]
CURRENCY:	☐	This Note is an Amortizing Note. [See payment schedule in attached Pricing Supplement]
☐ U.S. Dollars
☐ Other (specify):

☐ FIXED RATE NOTE
☐ FLOATING RATE NOTE
☐ FLOATING RATE/FIXED RATE NOTE

RECORD DATES:	[CALCULATION AGENT:]

BANK OF AMERICA CORPORATION, a Delaware corporation (herein called the “Issuer,” which term includes any successor corporation), for value received, hereby promises to pay to [CEDE & CO., as nominee for The Depository Trust Company][THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, as nominee of The Bank of New York, the common depository for Euroclear Bank S.A./N.V., as operator of the Euroclear system, and/or Clearstream Banking, société anonyme, Luxembourg], or its registered assigns, the principal amount specified above or as set forth in the Pricing Supplement (the “Pricing Supplement”) attached hereto, as adjusted in accordance with Schedule 1 hereto, on the Stated Maturity Date3 specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon (i) in accordance with the provisions set forth on the reverse hereof in Section 2(a), if this Note is designated as a “Fixed Rate Note” above, (ii) in accordance with the

[2]

The form provides that interest, if any, will accrue from the Original Issue Date. In the event a series of Notes is reopened, interest will accrue from the Original Issue Date for all tranches of Notes of that series. However, in the event a series of Notes is reopened, the authentication date for each tranche of Notes will be the date that tranche of Notes is settled, which may be different from the Original Issue Date.

[3]

This form provides for Notes that will mature only on a specified date. If the Maturity of Notes of a series may be extended at the option of the holder, or if the Issuer may elect the extension of Maturity of the Notes of a series, the form, as used, will be modified by the applicable Rider attached to this Note to provide for additional terms relating to such renewal or extension, as the case may be, including the period or periods for which the Maturity may be extended, changes in the interest rate, if any, and requirements for notice.

provisions set forth on the reverse hereof under the Section 2(b), if this Note is designated as a “Floating Rate Note” above, or (iii) in accordance with the provisions set forth on the reverse hereof in Section 2(c), if this Note is designated as a “Floating Rate/Fixed Rate Note” above, in each case as such provisions may be modified or supplemented by the terms and provisions set forth in the Pricing Supplement, and (to the extent that the payment of such interest shall be legally enforceable) to pay interest at the Default Rate per annum specified in the Pricing Supplement on any overdue principal and premium, if any, and on any overdue installment of interest. If no Default Rate is specified in the Pricing Supplement, the Default Rate shall be the fixed or floating Interest Rate or Interest Rates on this Note specified in the Pricing Supplement. “Maturity,” when used herein, means the date on which the principal of this Note or an installment of principal becomes due and payable in full in accordance with the terms of this Note and of the Indenture, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, prepayment at the holder’s option or otherwise.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered, unless otherwise specified on the face hereof or in the Pricing Supplement (i) for book-entry only Notes denominated in U.S. dollars, at the close of business on the date that is one business day (in Charlotte, North Carolina and New York City) prior to such Interest Payment Date or (ii) for book-entry only Notes denominated in a currency other than U.S. dollars and for any Notes in definitive form, at the close of business on the fifteenth calendar day immediately preceding such Interest Payment Date (each, referred to herein as the “Regular Record Date”); provided, however, that the first payment of interest on any Note with an Original Issue Date between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next Regular Record Date to the person in whose name this Note is registered at the close of business on such next Regular Record Date; and provided, further, that interest payable at Maturity (the “Maturity Date”) will be payable to the person to whom the principal hereof shall be payable. The principal so payable, and punctually paid or duly provided for, at Maturity will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the Maturity Date. Any such interest or principal not punctually paid or duly provided for shall be payable as provided in this Note and in the Indenture.

Payment of principal of, and premium, if any, and interest on, this Note due at Maturity will be made in immediately available funds upon presentation and surrender of this Note at the office of the applicable Paying Agent (as described on the reverse hereof) maintained for that purpose, and in accordance with the procedures of the depository or clearing system noted hereon; provided, that this Note is presented to the Paying Agent in time for the Paying Agent to make such payment in accordance with its normal procedures. Payments of interest on this Note (other than at Maturity) will be made by wire transfer to such account as has been appropriately designated to the Paying Agent by the person entitled to such payments.

The Issuer will pay any administrative costs imposed by any bank in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the holder hereof.

Reference is made to the further provisions of this Note set forth on the reverse hereof and in the Pricing Supplement attached hereto, which shall have the same effect as though fully set forth at this place. In the event of any conflict between the provisions contained herein or on the reverse hereof and the provisions contained in the Pricing Supplement attached hereto, the latter shall control. References herein to “this Note,” “hereof,” “herein” and comparable terms shall include the Pricing Supplement attached hereto.

Unless the certificate of authentication hereon has been executed by the Trustee (or other authentication agent duly appointed in accordance with the Indenture), by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Bank of America Corporation has caused this instrument to be duly executed on its behalf, by manual or facsimile signature.

Dated:		BANK OF AMERICA CORPORATION

[CORPORATE SEAL]
By:
ATTEST:		Name:
Title:
By:
Title:	[Assistant] Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

[ATTACH PRICING SUPPLEMENT]

[Reverse of Note]

BANK OF AMERICA CORPORATION

Medium-Term Subordinated Note, Series L

REGISTERED GLOBAL SUBORDINATED NOTE

SECTION 1. General. This Note is one of a duly authorized issue of subordinated notes of the Issuer to be issued in one or more series under the Indenture dated January 1, 1995, as supplemented from time to time (the “Indenture”), between Bank of America Corporation (the “Issuer”) and The Bank of New York Trust Company, N.A., as successor trustee (the “Trustee”), and to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer and the Trustee and the London Paying Agent (as described below) thereunder and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms Trustee and London Paying Agent shall include any additional or successor trustee or agents appointed in such capacities by the Issuer in accordance with the terms of the Indenture.

This Note is also one of the Notes issued pursuant to the Prospectus Supplement dated April 10, 2008 to the Prospectus dated May 5, 2006 (referred to collectively herein as the “Prospectus”) for the offer and sale of the Issuer’s senior and subordinated medium-term notes, Series L (the “Notes”). The Notes may have different issue and maturity dates, bear interest at different rates and vary in such other ways as provided in the Indenture and described in the Prospectus. The specific terms of each issuance of Notes will be described in a Pricing Supplement.

The Issuer has initially appointed the Trustee to act as the U.S. Issuing and Paying Agent, Security Registrar and Transfer Agent for the Notes and The Bank of New York to act as the London Paying Agent for certain of the Notes through its London branch (the “London Paying Agent” and, with the Trustee, each, a “Paying Agent”). This Note may be presented or surrendered for payment, and notices, designations or requests in respect of payments with respect to this Note may be served, at the corporate trust office of the Trustee, located at 101 Barclay Street, New York, New York, 10286, and/or at the office of the London Paying Agent located at One Canada Square, London, E14 5AL, as applicable, or such other locations as may be specified by the applicable Paying Agent and notified to the Issuer and the registered holder of this Note.

Unless specified otherwise in the Pricing Supplement, this Note will not be subject to a sinking fund.

SECTION 2. Interest Provisions.

(a) Fixed Rate Notes. If this Note is designated as a “Fixed Rate Note” on the face hereof, the Issuer will pay interest on the principal amount specified on the face of this Note (as adjusted in accordance with Schedule 1 hereto) on each Interest Payment Date specified in the Pricing Supplement and at Maturity, commencing on the first Interest Payment Date succeeding the

Original Issue Date specified above, except as provided on the face hereof, until payment of such principal sum has been made or duly provided for. Unless otherwise specified in the Pricing Supplement, if this Note has a Maturity Date of less than one year from the Original Issue Date, interest on this Note will be paid only at Maturity.

Payments of interest hereon will include interest accrued from, and including, the most recent Interest Payment Date to which interest on this Note (or any predecessor Note) has been paid or duly provided for (or, unless otherwise specified in the Pricing Supplement, if no interest has been paid or duly provided for, from, and including, the Original Issue Date) to, but excluding, the relevant Interest Payment Date or Maturity Date, as the case may be.

Unless otherwise specified in the Pricing Supplement, if this Note has an original maturity less than one year and is payable in U.S. dollars, interest (including payments for partial periods) will be computed and paid on the basis of the actual number of days elapsed divided by 360. Unless otherwise specified in the Pricing Supplement, if this Note has an original maturity of one year or more and is payable in U.S. dollars, interest (including payments for partial periods) will be computed on the basis of a 360-day year of twelve 30-day months. Unless otherwise specified in the Pricing Supplement, if this Note is denominated in a currency other than U.S. dollars or Canadian dollars, interest will be computed on the basis of the Actual/Actual (ISMA) Fixed Day Count Convention. Unless otherwise specified in the Pricing Supplement, if this Note is denominated in Canadian dollars, interest will be calculated using Actual/Actual (Canadian Compound Method).

“Actual/Actual (ISMA) Fixed Day Count Convention” means:

(a)	in the case of fixed-rate notes where the number of days in the relevant period from and including the most recent Interest Payment Date (or, if none, from, and including, the interest commencement date, which unless specified otherwise in the Pricing Supplement shall be the Original Issue Date) to, but excluding, the relevant payment date (referred to as the “accrual period”) is equal to or shorter than the determination period (as defined below) during which the accrual period ends, the number of days in the accrual period divided by the product of (1) the number of days in that determination period and (2) the number of determination periods that would occur in one calendar year, assuming interest was to be payable in respect of the whole of that year; or

(b)	in the case of fixed-rate notes where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

(1) the number of days in that accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of determination periods that would occur in one calendar year, assuming interest was to be payable in respect of the whole of that year; and

(2) the number of days in that accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y)

the number of determination periods that would occur in one calendar year, assuming interest was to be payable in respect of the whole of that year.

“Determination period” means the period from, and including, a determination date to, but excluding, the next determination date (including, where either the interest commencement date or the final Interest Payment Date is not a determination date, the period commencing on the first determination date prior to, and ending on the first determination date falling after, such date).

“Determination date” means each date specified in the Pricing Supplement or, if none is specified, each Interest Payment Date.

“Actual/Actual (Canadian Compound Method)” means, when calculating interest due on any Interest Payment Date for a full semi-annual interest period, the day count fraction will be 30/360, and, when calculating interest for any interest period that is shorter than a full semi-annual interest period, the day count fraction will be Actual/365 (Fixed).

Unless otherwise specified in the Pricing Supplement, if any Interest Payment Date or the Maturity Date of this Note falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest on this Note will be made on the next succeeding Business Day with the same force and effect as if made on the date such payments were due, and no additional interest will accrue in respect of the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be.

(b) Floating Rate Notes. If this Note is designated as a “Floating Rate Note” on face hereof, the Issuer will pay interest on the principal amount specified on the face of this Note (as adjusted in accordance with Schedule 1 hereto) on each Interest Payment Date specified in the Pricing Supplement and at Maturity, commencing on the first Interest Payment Date succeeding the Original Issue Date specified on the face hereof, unless the Original Issue Date occurs between a Regular Record Date and the next Interest Payment Date, in which case interest shall be payable commencing on the Interest Payment Date following the next Regular Record Date, at a rate per annum determined in accordance with the provisions hereof and the Pricing Supplement, until payment of such principal sum has been made or duly provided for. Unless otherwise specified in the Pricing Supplement, if this Note has a Maturity Date of less than one year from the Original Issue Date, interest on this Note will be paid only at Maturity.

Payments of interest hereon will include interest accrued from, and including, the most recent Interest Payment Date to which interest on this Note (or any predecessor Note) has been paid or duly provided for (or, unless otherwise provided in the Pricing Supplement, if no interest has been paid or duly provided for, from and including the Original Issue Date) to, but excluding, the relevant Interest Payment Date or Maturity Date, as the case may be (each such period, an “Interest Period”).

As set forth in the Pricing Supplement, this Note may have either or both of the following: (i) a maximum numerical interest rate limitation, or ceiling, on the rate at which interest may accrue during any Interest Period (“Maximum Interest Rate”); or (ii) a minimum numerical interest rate limitation, or floor, on the rate at which interest may accrue during any interest period (“Minimum Interest Rate”); provided, however, that the interest rate on this Note will in no event be higher than the maximum rate permitted by applicable law.

The Base Rate (as defined herein) with respect to this Note may be (i) the federal funds rate, (ii) the London interbank offered rate, or “LIBOR,” (iii) the Euro-zone interbank offered rate, or “EURIBOR,” (iv) the prime rate, (v) the treasury rate or (v) such other rate as is described in the Pricing Supplement.

Except as described below, this Note will bear interest at the rate determined by reference to the appropriate interest rate basis (the “Base Rate”) and Index Maturity, each as specified in the Pricing Supplement, (i) plus or minus the Spread, if any, specified in the Pricing Supplement and/or (ii) multiplied by the Spread Multiplier, if any, specified in the Pricing Supplement. The interest rate in effect during an Interest Period will be the rate determined by the Calculation Agent specified in the Pricing Supplement on the “calculation date” by reference to the Interest Determination Date (as described below).

The “calculation date” pertaining to any Interest Determination Date will be the date by which the Calculation Agent specified in the Pricing Supplement computes the amount of interest owed on this Note for the related Interest Period. Unless otherwise specified in the Pricing Supplement, the “calculation date” will be the earlier of (a) the tenth calendar day after the related Interest Determination Date or, if that date is not a Business Day, the next succeeding Business Day; or (b) the Business Day immediately preceding the applicable Interest Payment Date or the Stated Maturity Date or the date of redemption or the date of prepayment, as the case may be.

The interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date. Unless otherwise specified herein or in the Pricing Supplement, if any Interest Reset Date specified in the Pricing Supplement (including the Initial Interest Reset Date, as specified in the Pricing Supplement) falls on a day that is not a Business Day, the Interest Reset Date will be postponed to the next day that is a Business Day, except that, unless otherwise specified in the Pricing Supplement, in the case of a LIBOR note or a EURIBOR note, if the next Business Day is in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day. The Interest Reset Dates are subject to adjustment as described below.

Unless otherwise specified in the Pricing Supplement: (i) the “Interest Determination Date” with respect to any Note that has as its Base Rate the federal funds rate or the prime rate will be the Business Day immediately preceding the related Interest Reset Date; (ii) the “Interest Determination Date” with respect to any Note that has LIBOR as its Base Rate will be the second London Banking Day preceding the related Interest Reset Date, unless the Index Currency specified in the Pricing Supplement is pounds sterling, in which case the Interest Determination Date will be the Interest Reset Date; (iii) the “Interest Determination Date” with respect to any Note that has EURIBOR as its Base Rate will be the second TARGET Settlement Date (as defined below) preceding the related Interest Reset Date; and (iv) the “Interest Determination Date” with respect to any Note that has as its Base Rate the treasury rate will be the day of the week in which the related Interest Reset Date falls on which Treasury bills of the Index Maturity specified in the Pricing Supplement normally would be auctioned; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related “Interest Determination Date” shall be such preceding Friday; and provided, further, that if an auction is held on any Interest Reset Date then the Interest Reset Date shall instead be the first Business Day following such auction.

For a Note whose interest rate is determined by reference to two or more Base Rates, unless otherwise specified in the Pricing Supplement, the “Interest Determination Date” shall be the most recent Business Day that is at least two Business Days prior to the applicable Interest Reset Date for the Note on which each Base Rate is determinable.

Unless otherwise specified in the Pricing Supplement, if any Interest Payment Date falls on a day that is not a Business Day, the related payment of interest will be made on the next succeeding Business Day. However, unless otherwise specified in the Pricing Supplement, if this Note has as its Base Rate LIBOR or EURIBOR, as described below, if an Interest Payment Date falls on a date that is not a Business Day, and the next Business Day is in the next calendar month, the Interest Payment Date will be the immediately preceding Business Day. In each such case, except for the Interest Payment Date falling on the Maturity Date, the Interest Periods and the Interest Reset Dates will be adjusted accordingly to calculate the amount of interest payable on this Note. Unless otherwise specified in the Pricing Supplement, if the Maturity Date of this Note falls on a day that is not a Business Day, the related payment of principal of, or premium, if any, or interest on, this Note will be made on the next succeeding Business Day with the same force and effect as if made on the date such payments were due, and no additional interest will accrue in respect of the amount so payable for the period from and after the Maturity Date.

Accrued interest on this Note is calculated by multiplying the principal amount of the Note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise indicated in the Pricing Supplement, the daily interest factor will be computed on the basis of a 360-day year of twelve 30-day months if the Day Count Convention specified in the Pricing Supplement is “30/360” for the period specified thereunder, or on the basis of the actual number of days in the Interest Period divided by 360 if the Day Count Convention specified in the Pricing Supplement is “Actual/360” for the period specified thereunder, or on the basis of the actual number of days in the Interest Period divided by 365, or in the case of an Interest Payment Date falling in a leap year, 366, if the Day Count Convention specified in the Pricing Supplement is “Actual/Actual” for the period specified thereunder. If no Day Count Convention is specified in the Pricing Supplement, the daily interest factor will be computed and interest will be paid (including payments for partial periods) as follows: (i) for Notes that have as a Base Rate the federal funds rate, LIBOR, EURIBOR, the prime rate, or any other rate other than the treasury rate, as if “Actual/360” had been specified in the Pricing Supplement; (ii) for Notes that have the treasury rate as a Base Rate, as if “Actual/Actual” had been specified in the Pricing Supplement; and (iii) for Notes that are denominated in Canadian dollars, unless otherwise specified in the Pricing Supplement, as if “Actual/365” had been specified in the Pricing Supplement.

All amounts used in or resulting from any calculation on this Note will be rounded to the nearest cent, if the currency specified on the face hereof (referred to herein as the “Specified

Currency”) is U.S. dollars, or to the nearest corresponding hundredth of a unit, if the Specified Currency is other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward. Unless otherwise specified in the Pricing Supplement, all percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655).

Notwithstanding the calculations determined as specified below, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified in the Pricing Supplement.

The Calculation Agent shall calculate the interest rate hereon in accordance with the procedures described below on or before each calculation date. At the request of the registered holder hereof, the Calculation Agent will provide to such holder the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

Determination of LIBOR. LIBOR for any Interest Determination Date will be the arithmetic mean of the offered rates for deposits in the relevant Index Currency having the Index Maturity described in the Pricing Supplement, commencing on the related Interest Reset Date, as the rates appear on the LIBOR Reuters page designated in the Pricing Supplement as of 11:00 A.M., London time, on that Interest Determination Date, if at least two offered rates appear on the designated LIBOR page, except that, if the designated LIBOR Reuters page only provides for a single rate, that single rate will be used.

If fewer than two of the rates described above appears on that page or no rate appears on any page on which only one rate normally appears, then the Calculation Agent will determine LIBOR as follows:

•

The Calculation Agent will select four major banks in the London interbank market, after consultation with the Issuer. On the Interest Determination Date, those four banks will be requested to provide their offered quotations for deposits in the relevant Index Currency having an Index Maturity specified in the Pricing Supplement commencing on the Interest Reset Date to prime banks in the London interbank market at approximately 11:00 A.M., London time.

•	If at least two quotations are provided, the Calculation Agent will determine LIBOR as the arithmetic mean of those quotations.

•

If fewer than two quotations are provided, the Calculation Agent will select, after consultation with the Issuer, three major banks in New York City. On the Interest Determination Date, those three banks will be requested to provide their offered quotations for loans in the relevant Index Currency having an Index Maturity specified in the Pricing Supplement commencing on the Interest Reset Date to leading European banks at approximately 11:00 A.M., New York time. The Calculation Agent will determine LIBOR as the average of those quotations.

•	If fewer than three New York City banks selected by the Calculation Agent are quoting rates, LIBOR for that interest period will remain LIBOR then in effect on the Interest Determination Date.

Determination of EURIBOR. EURIBOR means, for any Interest Determination Date, the rate for deposits in euro as sponsored, calculated, and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the Index Maturity specified in the Pricing Supplement, as that rate appears on the display on Reuters, or any successor service, on page EURIBOR01 or any other page as may replace such page (“Reuters Page EURIBOR01”), as of 11:00 A.M., Brussels time.

The following procedures will be followed if EURIBOR cannot be determined as described above:

•

If no offered rate appears on Reuters Page EURIBOR01 on an Interest Determination Date at approximately 11:00 A.M., Brussels time, then the Calculation Agent, after consultation with the Issuer, will select four major banks in the Euro-zone interbank market to provide a quotation of the rate at which deposits in euro having the Index Maturity specified in the Pricing Supplement are offered to prime banks in the Euro-zone interbank market, and in a principal amount not less than the equivalent of €1,000,000, that is representative of a single transaction in euro in that market at that time. If at least two quotations are provided, EURIBOR will be the average of those quotations.

•

If fewer than two quotations are provided, then the Calculation Agent, after consultation with the Issuer, will select four major banks in the Euro-zone interbank market to provide a quotation of the rate offered by them, at approximately 11:00 A.M., Brussels time, on the Interest Determination Date, for loans in euro to prime banks in the Euro-zone interbank market for a period of time equivalent to the Index Maturity specified in the Pricing Supplement commencing on that Interest Reset Date and in a principal amount not less than the equivalent of €1,000,000, that is representative of a single transaction in euro in that market at that time. If at least three quotations are provided, EURIBOR will be the average of those quotations.

•	If three quotations are not provided, EURIBOR for that Interest Determination Date will be equal to EURIBOR for the immediately preceding interest period.

“Euro-zone” means the region comprising Member States of the European Union that have adopted the euro as their single currency in accordance with the Treaty establishing European Community, as amended.

Determination of Treasury Rate. The “treasury rate” for any Interest Determination Date is the rate set at the auction of direct obligations of the United States (“Treasury bills”) having the Index Maturity described in the Pricing Supplement, as specified under the caption “Investment Rate” on the display on Reuters, or any successor service, on page USAUCTION 10/11 or any other page as may replace such page.

The following procedures will be followed if the treasury rate cannot be determined as described above:

•

If the rate is not displayed on Reuters on page USAUCTION 10/11 or any other page as may replace such page by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate of Treasury bills as published in H.15 Daily Update, or another recognized electronic source for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.”

•

If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the bond equivalent yield, as defined below, of the auction rate of the applicable Treasury bills as announced by the U.S. Department of the Treasury.

•

If the alternative rate described in the paragraph immediately above is not announced by the U.S. Department of the Treasury, or if the auction is not held, the treasury rate will be the bond equivalent yield of the rate on the particular Interest Determination Date of the applicable Treasury bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•

If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular Interest Determination Date of the applicable Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•

If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular Interest Determination Date calculated by the Calculation Agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary U.S. government securities dealers, selected by the Calculation Agent, after consultation with the Issuer, for the issue of Treasury bills with a remaining maturity closest to the particular Index Maturity.

•

If the dealers selected by the Calculation Agent are not quoting as described in the paragraph immediately above, the treasury rate will be the treasury rate in effect on the particular Interest Determination Date.

The bond equivalent will be calculated using the following formula:

Bond Equivalent Yield =	D × N	× 100
360 – (D × M)

where “D” refers to the applicable annual rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board.

“H.15 Daily Update” means the daily update of H.15(519), available through the website of the Federal Reserve Board at www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Determination of Federal Funds Rate. The “federal funds rate” for any Interest Determination Date will be as follows:

•

if “Federal Funds (Effective) Rate” is specified in the Pricing Supplement, the federal funds rate will be the rate on that Interest Determination Date for U.S. dollar federal funds, as published in H.15(519) under the heading “Federal Funds (Effective)” and displayed on Reuters, or any successor service, on page FEDFUNDS1 or any other page as may replace the specified page on that service (“Reuters Page FEDFUNDS1”), or if such rate is not published in H.15(519) by 3:00 P.M., New York City time, on the related calculation date or does not appear on Reuters Page FEDFUNDS1, the federal funds rate will be the rate on that Interest Determination Date, as published in H.15 Daily Update, or any other recognized electronic source for the purposes of displaying the applicable rate, under the caption “Federal Funds (Effective).” If the alternate rate described in the preceding sentence is not published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the federal funds rate to be the average of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on the business day following that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the Calculation Agent, after consultation with the Issuer; provided, however, if fewer than three brokers selected by the Calculation Agent are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that Interest Determination Date.

•

if “Federal Funds Open Rate” is specified in the Pricing Supplement, the federal funds rate will be the rate on that Interest Determination Date for U.S. dollar federal funds transactions among member of the U.S. Federal Reserve System arranged by federal funds brokers on such day, under the heading “Federal Funds” for the applicable Index Maturity and opposite the caption “Open” and displayed on Reuters, or any successor service, on page 5 or any other page as may replace the specified page on that service (“Reuters Page 5”), or if such rate does not appear on Reuters Page 5 by 3:00 P.M., New York City time, on the related calculation date, the federal funds rate will be the rate on that Interest Determination Date displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If the alternate rate described in the preceding sentence is not displayed on FFPREBON Index page on Bloomberg, or any other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the federal funds rate to be the average of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in

New York City, selected by the Calculation Agent, after consultation with the Issuer; provided, however, if fewer than three brokers selected by the Calculation Agent are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that Interest Determination Date.

•

if “Federal Funds Target Rate” is specified in the Pricing Supplement, the federal funds rate will be the rate on that Interest Determination Date for U.S. dollar federal funds displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 P.M., New York City time, on the calculation date, the federal funds rate for such Interest Determination Date will be the rate for that day appearing on Reuters, or any successor service, on page USFFTARGET= or any other page as may replace the specified page on that service (“Reuters Page USFFTARGET=”). If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the federal funds rate to be the average of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the Calculation Agent, after consultation with the Issuer; provided, however, if fewer than three brokers selected by the Calculation Agent are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that Interest Determination Date.

Determination of Prime Rate. The “prime rate” for any Interest Determination Date is the prime rate or base lending rate on that date, as published in H.15(519) prior to 3:00 P.M., New York City time, on the related calculation date, under the caption “Bank Prime Loan.”

The following procedures will be followed if the prime rate cannot be determined as described above:

•

If the rate is not published in H.15(519) by 3:00 P.M., New York City time, on the related calculation date, then the prime rate will be the rate as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan.”

•

If the alternative rate described above is not published in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters screen US PRIME 1, as defined below, as that bank’s prime rate or base lending rate as in effect as of 11:00 A.M., New York City time, on that Interest Determination Date.

•

If fewer than four rates appear on the Reuters screen US PRIME 1 for that Interest Determination Date, by 3:00 P.M., New York City time, then the Calculation Agent will determine the prime rate to be the average of the prime rates or base lending rates furnished in New York City by three substitute banks or trust companies (all organized under the laws of the United States or any of its states and having total equity capital of at least U.S.$500,000,000) selected by the Calculation Agent, after consultation with the Issuer.

•	If the banks selected by the Calculation Agent are not quoting as described above, the prime rate will remain the prime rate then in effect on the Interest Determination Date.

“Reuters screen US PRIME 1” means the display designated as page “US PRIME 1” on the Reuters Monitor Money Rates Service (or any other page as may replace the US PRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks).

(c) Floating Rate/Fixed Rate Notes. If this Note is designated as a “Floating Rate/Fixed Rate Note” on the face hereof, this Note may bear interest at a fixed rate for a specified period and at a floating rate for a specified period, in each case calculated as set forth in (a) and (b) above, as applicable, and in the Pricing Supplement.

SECTION 3. Amortizing Notes. If this Note is designated as an “Amortizing Note” on the face hereof, the Issuer will make payments combining principal and interest on the dates and in the amounts set forth in the table included in the Pricing Supplement. If this Note is an Amortizing Note, payments made hereon will be applied first to interest due and payable on each such payment date and then to the reduction of the Outstanding Face Amount. The term “Outstanding Face Amount” means, at any time, the amount of unpaid principal hereof at such time.

SECTION 4. Optional Redemption. If so specified in the Pricing Supplement, this Note may be redeemed at the option of the Issuer on any Interest Payment Date (unless otherwise specified in the Pricing Supplement) on and after the Initial Redemption Date, if any, specified in the Pricing Supplement (each, a “Redemption Date”). IF NO INITIAL REDEMPTION DATE IS SET FORTH IN THE PRICING SUPPLEMENT, THIS NOTE MAY NOT BE REDEEMED AT THE OPTION OF THE ISSUER PRIOR TO THE STATED MATURITY DATE, EXCEPT AS PROVIDED BELOW IN THE EVENT THAT ANY ADDITIONAL AMOUNTS (AS DEFINED BELOW) ARE REQUIRED TO BE PAID BY THE ISSUER WITH RESPECT TO THIS NOTE. If so specified in the Pricing Supplement, on and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part at the option of the Issuer at the Redemption Price (as defined below), together with accrued and unpaid interest hereon payable at the applicable rate or rates borne by this Note to, but excluding, the Redemption Date, on notice given in accordance with the Indenture not less than 30 nor more than 60 calendar days (unless otherwise specified in the Pricing Supplement) prior to the Redemption Date. The notice will take the form of a certificate signed by the Issuer specifying:

•	the date fixed for redemption;

•	the redemption price;

•	the securities identification number(s) of the Notes to be redeemed;

•	the amount to be redeemed, if less than all of the series of Notes is to be redeemed;

•	the place of payment for the Notes to be redeemed; and

•	that on and after the date fixed for redemption, interest will cease to accrue on the Notes to be redeemed.

So long as a depository is the record holder of this Note, the Issuer will deliver any redemption notice only to that depository.

In the event of redemption of this Note in part only, the unredeemed portion hereof shall be at least the minimum authorized denomination (the “Authorized Denomination”) specified in the Pricing Supplement, or if no such Authorized Denomination is so specified, U.S. $1,000 or its equivalent in the Specified Currency. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the registered holder hereof upon the surrender of this Note or, where applicable, an appropriate notation will be made on Schedule 1 attached hereto. Unless otherwise specified above, if less than all of the Notes with like tenor and terms are to be redeemed, the Trustee shall select, pro rata or by lot or in such other manner as the Trustee shall deem fair and appropriate, the Notes to be redeemed. If this Note is redeemable at the option of the Issuer, then if so specified in the Pricing Supplement, the “Redemption Price” initially shall be the Initial Redemption Percentage specified in the Pricing Supplement of the principal amount of this Note to be redeemed, which shall be 100% of the principal amount of the Note to be redeemed, unless otherwise specified in the Pricing Supplement.

From and after any Redemption Date, if monies for the redemption of this Note (or portion hereof) shall have been made available for redemption on such Redemption Date, this Note (or such portion hereof) shall cease to bear interest and the holder’s only right with respect to this Note (or such portion hereof) shall be to receive payment of the principal amount of the Note being redeemed (or, if this is an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount hereof) and, if appropriate, all unpaid interest accrued to such redemption date.

SECTION 5. Optional Repayment. If so specified in the Pricing Supplement, this Note will be repayable prior to the Stated Maturity Date at the option of the registered holder on the Optional Repayment Date(s), if any, specified in the Pricing Supplement. IF NO OPTIONAL REPAYMENT DATES ARE SET FORTH IN THE PRICING SUPPLEMENT, THIS NOTE MAY NOT BE SO REPAID AT THE OPTION OF THE HOLDER HEREOF PRIOR TO THE STATED MATURITY DATE. Unless otherwise specified in the Pricing Supplement, on any Optional Repayment Date, this Note shall be repayable in whole or in part at the option of the holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued and unpaid interest hereon payable at the applicable rate or rates borne by this Note to, but excluding, the date of repayment; provided, however, that, in the event of repayment of this Note in part only, the unrepaid portion hereof shall be at least the minimum Authorized Denomination specified in the Pricing Supplement, or if no such Authorized Denomination is so specified, U.S. $1,000 or its equivalent in the Specified Currency. For this Note to be repaid in whole or in part at the option of the holder hereof on any Optional Repayment Date, this Note must be received, with the form attached hereto entitled “Option to Elect Repayment” duly completed, by the applicable Paying Agent (as appropriate in accordance with such attached form), at the applicable address set forth on such form or at such other address which the Issuer shall from time to time notify the holders of the Notes not less than 30 nor more than 60 calendar days prior to such holder’s Optional Repayment Date. In the event of repayment of this Note in part only, a new Note for the unrepaid portion hereof shall be issued in the name of the registered holder hereof upon the surrender hereof or, where applicable, an appropriate notation will be made on Schedule 1 attached hereto. Exercise of such repayment option by the holder hereof shall be irrevocable.

From and after any Optional Repayment Date, if monies for the repayment of this Note (or portion hereof) shall have been made available for repayment on such Optional Repayment Date, this Note (or such portion hereof) shall cease to bear interest and the holder’s only right with respect to this Note (or such portion hereof) shall be to receive payment of the principal amount of the Note being repaid (or, if this is an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount hereof) and, if appropriate, all unpaid interest accrued to such Optional Repayment Date.

SECTION 6. Additional Amounts. All payments of principal, premium, if any, and interest with respect to this Note will be made without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments, or governmental charges of whatever nature imposed or levied by the United States or any political subdivision or taxing authority thereof or therein, except to the extent such withholding or deduction is required by (i) the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation, or enforcement of any such laws, regulations, or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the United States or any political subdivision thereof). If so specified in the Pricing Supplement, if a withholding or deduction at source is required, the Issuer will, subject to the exceptions and limitations set forth below, pay to the beneficial owner of this Note that is a “non-U.S. person” (as defined below) additional amounts (“Additional Amounts”) to ensure that every net payment on this Note will not be less, due to the payment of U.S. withholding tax, than the amount then otherwise due and payable. For this purpose, a “net payment” on this Note means a payment by the Issuer or any Paying Agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States (other than a territory or possession). These Additional Amounts will constitute additional interest on this Note. For this purpose, “U.S. withholding tax” means a withholding tax of the United States, other than a territory or possession.

However, notwithstanding the Issuer’s obligation, if so specified in the Pricing Supplement, to pay Additional Amounts, the Issuer will not be required to pay Additional Amounts in any of the circumstances described in items (1) through (13) below, unless otherwise specified in the Pricing Supplement.

(1) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note:

•	having a relationship with the United States as a citizen, resident, or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.

(2) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past;

•	having or having had a permanent establishment in the United States; or

•	having or having had a qualified business unit which has the U.S. dollar as its functional currency.

(3) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note being or having been a:

•	personal holding company;

•	foreign personal holding company;

•	private foundation or other tax-exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated earnings to avoid U.S. federal income tax.

(4) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of the Issuer’s stock entitled to vote.

(5) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note being a bank extending credit under a loan agreement entered into in the ordinary course of business.

For purposes of items (1) through (5) above, “beneficial owner” includes, without limitation, a holder and a fiduciary, settlor, partner, member, shareholder, or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(6) Additional Amounts will not be payable to any beneficial owner of this Note that is:

•	a fiduciary;

•	a partnership;

•	a limited liability company;

•	another fiscally transparent entity; or

•	not the sole beneficial owner of this Note or any portion of this Note.

However, this exception to the obligation to pay Additional Amounts will apply only to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner, or member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment.

(7) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner of this Note or any other person to comply with applicable certification, identification, documentation, or other information reporting requirements. This exception to the obligation to pay Additional Amounts will apply only if compliance with such requirements is required as a precondition to exemption from such tax, assessment, or other governmental charge by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party.

(8) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on this Note by the Issuer or any Paying Agent.

(9) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(10) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of this Note for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(11) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any:

•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, or other governmental charge.

(12) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any Paying Agent from a payment of principal or interest on the this Note if such payment can be made without such withholding by any other Paying Agent.

(13) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any combination of items (1) through (12) above.

Except as specifically provided in this section or in the Pricing Supplement, the Issuer will not be required to make any payment of any tax, assessment, or other governmental charge with respect to this Note imposed by any government, political subdivision, or taxing authority of that government.

For purposes of determining whether the payment of Additional Amounts is required, the term “U.S. person” means any individual who is a citizen or resident of the United States; any corporation, partnership, or other entity created or organized in or under the laws of the United States; any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of that income; and any trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust. Additionally, for this purpose, “non-U.S. person” means a person who is not a U.S. person, and “United States” means the United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.

SECTION 7. Redemption for Tax Reasons. If so specified in the Pricing Supplement, the Issuer may redeem this Note in whole, but not in part, at any time (in the case of Notes other than Floating Rate Notes) or on any Interest Payment Date (in the case of Floating Rate Notes), after giving not less than 30 nor more than 60 calendar days’ notice to the applicable Paying Agent and to the registered holder of this Note, if the Issuer has or will become obligated to pay Additional Amounts, as described above, as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United

States having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the Pricing Supplement, and the Issuer cannot avoid such obligation by taking reasonable measures available to it.

Before the Issuer delivers or publishes any notice of redemption for tax reasons, it will deliver to the Trustee and any other applicable Paying Agent an officers’ certificate complying with the applicable provisions of the Indenture.

Unless otherwise specified in the Pricing Supplement, any Note redeemed for tax reasons will be redeemed at 100% of its principal amount (or, in the case of an Original Issue Discount Note, the amortized face amount hereof determined as of the date of redemption), together with any interest accrued up to, but excluding, the redemption date.

From and after any redemption date, if monies for the redemption of this Note shall have been made available for redemption on such redemption date, this Note shall cease to bear interest and the holder’s only right with respect to this Note shall be to receive payment of the principal amount of the Note (or, if this is an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount hereof) and, if appropriate, all unpaid interest accrued to such redemption date.

SECTION 8. Modification and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment of the Indenture and the modification of the rights and obligations of the Issuer and the rights of the holders of the Notes under the Indenture at any time by the Issuer with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the series of Notes of which this Note is a part then outstanding and all other Securities (as defined in the Indenture) then outstanding under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the series of Notes of which this Note is a part then outstanding and all other Securities then outstanding under the Indenture and affected thereby, on behalf of the holders of all such Securities, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The determination of whether particular Securities are “outstanding” will be made in accordance with the Indenture.

Any action by the holder of this Note shall bind all future holders of this Note, and of any Note issued in exchange or substitution hereof or in place hereof, in respect of anything done or permitted by the Issuer or by the Trustee in pursuance of such action.

New Notes authenticated and delivered after the execution of any agreement modifying, amending or supplementing this Note may bear a notation in a form approved by the Issuer as to any matter provided for in such modification, amendment or supplement to the Indenture or the Notes. New Notes so modified as to conform, in the opinion of the Issuer, to any provisions contained in any such modification, amendment or supplement may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for this Note.

SECTION 9. Obligations Unconditional. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal, premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

SECTION 10. Successor to Issuer. The Issuer may not consolidate or merge with or into any other person, or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (i) the resulting or acquiring entity, if other than the Issuer, is organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and shall expressly assume all the Issuer’s obligations under the Indenture; and (ii) immediately after giving effect to such transaction, the Issuer (or any resulting or acquiring entity, if other than the Issuer) is not in default in the performance of any covenant or condition under the Indenture.

Upon consolidation, merger, sale or transfer as described above, the resulting or acquiring entity shall be substituted for the Issuer in the Indenture with the same effect as if it had been an original party to the Indenture, and the successor entity may exercise the Issuer’s right and powers under the Indenture.

SECTION 11. Authorized Denominations. This Note, and any Note issued in exchange or substitution herefor or in place hereof, or upon registration of transfer, exchange or partial redemption or repayment of this Note, may be issued only in an Authorized Denomination as specified in the Pricing Supplement, or if no Authorized Denomination is so specified, in minimum denominations of U.S.$1,000 and any integral multiple of U.S.$1,000 in excess thereof (or equivalent denominations in other currencies, subject to any other statutory or regulatory minimums).

SECTION 12. Registration of Transfer. As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Note is registrable in the register maintained by the Security Registrar, upon surrender of this Note for registration of transfer at the office or agency of the Issuer designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee or the Security Registrar requiring such written instrument of transfer duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Note may be exchanged in whole, but not in part, for security-printed definitive Notes, only under the circumstances described in the Indenture and (a) if this Note is a global note clearing initially through The Depository Trust Company (“DTC”), DTC notifies the Issuer that it is unwilling or unable to continue as depository for the DTC global note or DTC ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934, as amended, if so required by applicable law or regulation, and, in either case, a successor depository is not appointed by the Issuer within 90 days after receiving such notice or becoming aware that DTC is no longer so registered; or (b) in the case of any other registered global note, if the Issuer is notified that any clearing system through which this Note is cleared and settled has been closed for business for a continuous period of 14 days (other than by reason of holidays, whether statutory or otherwise) after the original issuance of the relevant notes or has announced an intention to cease business permanently or has in fact done so and no alternative clearance system approved by the applicable noteholders is available; or (c) the Issuer, in its sole discretion, elects to issue definitive registered notes; or (d) after the occurrence of an Event of Default with respect to this Note, beneficial owners representing a majority in principal amount of the Notes represented by this Note advise the relevant clearing system through its participants to cease acting as a depository for this Note.

In any such instance, an owner of a beneficial interest in this Note will be entitled to physical delivery in definitive form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Unless otherwise set forth above, Notes so issued in definitive form will be issued in Authorized Denominations only and will be issued in registered form only, without coupons.

Subject to the terms of the Indenture, if the Notes are held in definitive form, a holder may exchange its Notes for other Notes of the same series in an equal aggregate principal amount and in Authorized Denominations.

Notes in definitive form may be presented for registration of transfer at the office of the Security Registrar or at the office of any transfer agent that the Issuer may designate and maintain. The Security Registrar or the transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. The Issuer may change the Security Registrar or the transfer agent or approve a change in the location through which the Security Registrar or transfer agent acts at any time, except that the Issuer will be required to maintain a security registrar and transfer agent in each place of payment for the Notes of this series. At any time, the Issuer may designate additional transfer agents for the Notes of this series.

The Issuer will not be required to (a) issue, exchange, or register the transfer of this Note if it has exercised its right to redeem the Notes of the series of which this Note is a part for a period of 15 calendar days before the redemption date, or (b) exchange or register the transfer of any Notes of the series of which this Note is a part that were selected, called, or are being called for redemption, except the unredeemed portion of the Notes of the series of which this Note is a part, if being redeemed in part.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee, and any agent of the Issuer or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether not this Note be overdue, and neither the Issuer, the Trustee, nor any such agent shall be affected by notice to the contrary, except as required by applicable law.

[The Notes represented by this global certificate are being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”), and/or Clearstream Banking, société anonyme, Luxembourg (“Clearstream, Luxembourg”), will evidence ownership of the Notes represented by this global certificate, with transfers of ownership effected on the records of Euroclear and Clearstream, Luxembourg and their participants pursuant to rules and procedures established by Euroclear and Clearstream, Luxembourg and their participants. So long as this Note is registered in the name of the Common Depository or its nominee, the Issuer will recognize Euroclear and Clearstream, Luxembourg, as the depositories of the Notes represented hereby, as the owner of the Notes represented by this global certificate for all purposes, including payment of principal, premium (if any) and interest, notices, and voting.

Transfers of the Notes represented by this global certificate will be effected through the facilities of Euroclear and Clearstream, Luxembourg, in accordance with the rules and procedures established by those depositories. The Issuer has no responsibility for any aspect of the records kept by Euroclear and Clearstream, Luxembourg or any of their direct or indirect participants. The Issuer does not supervise these systems in any way.]4

SECTION 13. Events of Default. If an Event of Default (defined in the Indenture as certain events involving the bankruptcy of the Issuer) shall occur with respect to this Note, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture. THERE IS NO RIGHT OF ACCELERATION PROVIDED IN THE INDENTURE IN CASE OF A DEFAULT IN THE PAYMENT OF INTEREST ON THIS NOTE OR THE PERFORMANCE OF ANY OTHER COVENANT BY THE CORPORATION.

SECTION 14. Defeasance. Unless otherwise specified in the Pricing Supplement, the provisions of Article Fourteen of the Indenture do not apply to this Note.

SECTION 15. Subordination. The indebtedness of the Issuer evidenced by this Note, including the principal, premium (if any), interest, or other amounts payable (if any), shall be, to the extent set forth in the Indenture, subordinate and junior in right of payment to its obligation to holders of Senior Indebtedness (as defined in the Indenture), and each holder of this Note, by the acceptance hereof, agrees to and shall be bound by such provisions of the Indenture.

SECTION 16. Specified Currency. Unless otherwise provided herein or in the Pricing Supplement, the principal, premium, if any, and interest on this Note are payable in the Specified Currency indicated on the face hereof (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in (a) such other coin or currency of the country that issued such Specified Currency or (b) (if such Specified Currency is the euro) the successor currency under applicable law, in each case as at the time of such payment is legal tender for the payment of debts).

[4]	These two paragraphs should be deleted if the Note is a DTC Note.

In the event the Specified Currency indicated on the face hereof has been replaced by another currency (a “Replacement Currency”), any amount due pursuant to this Note may be repaid, at the option of the Issuer, in the Replacement Currency or in U.S. dollars, at a rate of exchange which takes into account the conversion, at the rate prevailing on the most recent date on which official conversion rates were quoted or set by the national government or other authority responsible for issuing the Replacement Currency, from the Specified Currency to the Replacement Currency and, if necessary, the conversion of the Replacement Currency into U.S. dollars at the rate prevailing on the date of such conversion. Notwithstanding the foregoing, if this Note originally was issued in a domestic currency of a state that is or subsequently becomes a Member State of the European Union, then this Note may be redenominated in euro, if subsequent to the issuance of this Note, such state participates in the European monetary union. This Note may be redenominated as a matter of law whether or not the Pricing Supplement provides for redenomination.

If the Specified Currency indicated on the face hereof is other than U.S. dollars (referred to in this Section 16 as a “Foreign Currency”), the Issuer generally will pay principal, premium (if any), interest and other amounts payable (if any) in the Foreign Currency. Holders of beneficial interests in this Note through a participant in DTC (other than Euroclear or Clearstream, Luxembourg) will receive payments in U.S. dollars, regardless of the Foreign Currency, unless those holders elect to receive payments on this Note in the Foreign Currency, which election shall be made pursuant to procedures and arrangements in place between DTC and its participants. DTC shall notify the Trustee of any such election in accordance with arrangements in place between DTC and the Trustee.

If holders of beneficial interests in this Note do not elect to receive payments in the Foreign Currency, the Trustee or an affiliate or other agent of the Trustee performing currency exchange transactions and procedures on its behalf (collectively referred to herein as the “Exchange Agent”) will convert any payments due to those holders of beneficial interests in this Note into U.S. dollars. The U.S. dollar amount of any such payment shall be the amount of the Foreign Currency otherwise payable converted into U.S. dollars at the applicable exchange rate, determined as described below. All costs of those conversions will be shared pro rata among the holders of beneficial interests not electing to receive payments in the Foreign Currency in proportion to their respective holdings by deduction from the applicable payments.

The conversion described above will be made by the Exchange Agent using the exchange rate for the Foreign Currency into U.S. dollars prevailing as of 11:00 a.m. (New York City time) on the second Business Day (in Charlotte, North Carolina and New York City) prior to the relevant payment date. If the applicable exchange rate quotation is unavailable from the entity or source ordinarily used by the Exchange Agent in the normal course of business, the Exchange Agent will obtain a quotation from a leading foreign exchange bank in New York City, which may be an affiliate of the Trustee or another entity selected by the Trustee for that purpose after consultation with the Issuer. If no quotation is available from a leading foreign exchange bank, payment will be made in the applicable Foreign Currency to the account or accounts specified by DTC to the Trustee, unless the applicable Foreign Currency is unavailable as described below.

If the Issuer determines that a payment hereon cannot be made in the Foreign Currency, due to the imposition of exchange controls or other circumstances beyond the Issuer’s control, or the Foreign Currency is unavailable because that currency is no longer used by the government of the relevant country or for the settlement of transactions by public institutions of or within the international banking community, such payment will be made in U.S. dollars. The Trustee and/or the London Paying Agent, on receipt of the Issuer’s written instructions and at the Issuer’s expense, will give prompt notice to the beneficial holders of this Note if such determination is made. The U.S. dollar amount of any payment described in this paragraph shall be the amount of the Foreign Currency otherwise payable converted into U.S. dollars using the most recently available market exchange rate for the applicable Foreign Currency.

Any payment made under such circumstances in U.S. dollars, where the payment is required to be made in the Foreign Currency, will not constitute an “Event of Default” with respect to this Note.

SECTION 17. Original Issue Discount Note. If this Note is identified as an Original Issue Discount Note in the Pricing Supplement, then unless otherwise specified therein, the amount payable to the holder of this Note in the event of redemption, repayment or acceleration of Maturity will be the Amortized Face Amount of this Note (as defined below) as of the date of such event. The “Amortized Face Amount” shall be the amount equal to (a) the Issue Price (as set forth in the Pricing Supplement) plus (b) the original issue discount amortized from the Original Issue Date to the date as of which the Amortized Face Amount is calculated, as specified in the Pricing Supplement.

SECTION 18. Dual Currency Note. If this Note is identified as a Dual Currency Note in the Pricing Supplement, the Issuer has the option of making each scheduled payment of principal and interest, if any, due on this Note either in the Specified Currency designated on the face hereof or in the optional payment currency specified in the Pricing Supplement. If the Issuer elects to make a payment in the optional payment currency, the amount payable in such optional payment currency shall be determined using the exchange rate specified in the Pricing Supplement, on the terms specified in the Pricing Supplement.

SECTION 19. Mutilated, Defaced, Destroyed, Lost or Stolen Notes. In case this Note shall at any time become mutilated, defaced, destroyed, lost or stolen, and this Note or evidence of the loss, theft or destruction hereof satisfactory to the Issuer and the Security Registrar and such other documents or proof as may be required by the Issuer and the Security Registrar shall be delivered to the Security Registrar, the Security Registrar shall issue a new Note of like tenor and principal amount, having a serial number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Note or in lieu of the Note destroyed, lost or stolen but, in the case of any destroyed, lost or stolen Note, only upon receipt of evidence satisfactory to the Issuer and the Security Registrar that this Note was destroyed, stolen or lost, and, if required, upon receipt of indemnity satisfactory to the Issuer and the Security Registrar. Upon the issuance of any substituted Note, the Issuer may require the payment of a sum sufficient to cover all expenses and reasonable charges connected with the preparation and delivery of a new Note. If any Note which has matured or has been redeemed or repaid or is about to mature or to be redeemed or repaid shall become mutilated, defaced, destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Note) upon compliance by the holder with the provisions of this paragraph.

SECTION 20. Miscellaneous. No recourse shall be had for the payment of principal of (and premium, if any) or interest on, this Note for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Issuer or of any successor organization, either directly or through the Issuer or any successor organization, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

SECTION 21. Defined Terms. All terms used in this Note which are defined in the Indenture or the Prospectus and are not otherwise defined in this Note shall have the meanings assigned to them in the Indenture or the Prospectus, as applicable.

Unless specified otherwise in the Pricing Supplement, “Business Day” means, a day that meets all the following requirements:

(a) for all Notes, is any weekday that is not a legal holiday in New York City or Charlotte, North Carolina, or any other place of payment of the applicable Note, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed;

(b) for any Note where the base rate is LIBOR, also is a day on which commercial banks are open for business (including dealings in the Index Currency specified in the Pricing Supplement) in London, England;

(c) for any Note denominated in euro or any Note where the base rate is EURIBOR, also is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System or any successor is operating (a “Target Settlement Date”); and

(d) for any Note that has a Specified Currency other than U.S. dollars or euro, also is not a day on which banking institutions generally are authorized or obligated by law, regulation, or executive order to close in the Principal Financial Center of the country of the Specified Currency.

Unless specified otherwise in the Pricing Supplement, “Principal Financial Center” means (i) the capital city of the country issuing the Specified Currency, except that with respect to U.S. Dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be New York City, Sydney and Melbourne, Toronto, Johannesburg, and Zurich, respectively; and (ii) the capital city of the country to which the Index Currency relates, except that with respect to U.S. Dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be New York City, Sydney, Toronto, Johannesburg and Zurich, respectively.

SECTION 22. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ANY OTHERWISE APPLICABLE CONFLICTS OF LAWS PROVISIONS AND ALL APPLICABLE UNITED STATES FEDERAL LAWS AND REGULATIONS.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	—	as Custodian for
(Cust) (Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby
sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

/ /
Please print or type name and address, including zip code of assignee the within Note of BANK OF AMERICA CORPORATION and all rights thereunder and does hereby irrevocably constitute and appoint

Attorney

to transfer the said Note on the books of the within-named Issuer, with full power of substitution in the premises

Dated:

SIGNATURE GUARANTEED:
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of this Note

Schedule 1

SCHEDULE OF TRANSFERS, EXCHANGES AND EXTENSIONS

The following increases and decreases in the principal amount of this Note have been made:

Date of Transfer, Redemption, Repayment or Extension, as Applicable

Increase (Decrease) in

Principal Amount of

this Note Due to

Transfer Among

Global Notes or

Redemption,

Repayment or Non-

Election of Extension

of Maturity Date of a

Portion of Global

Note, as Applicable

	Principal Amount of this Note After Transfer, Redemption, Repayment or Extension, as Applicable	Notation made by or on behalf of the Issuer

[EXTENDIBLE NOTE RIDER FOR

EXTENSION OF MATURITY AT HOLDER’S OPTION]

This Note is an Extendible Note, whereby the registered holder has the option to extend the Maturity Date of the principal amount of this Note held by such registered holder (whether in whole or in part) for one or more periods, as specified in the Pricing Supplement, up to but not beyond the Final Maturity Date specified in the Pricing Supplement, under the terms of this Note as supplemented by this Extendible Note Rider.

Unless otherwise specified in the Pricing Supplement, the following provisions will apply to this Note:

This Note will mature on                     , or if that day is not a Business Day, the immediately preceding Business Day, unless the Maturity Date of all or any portion of the principal amount of this Note is extended in accordance with the procedures described below. In no event will the Maturity Date of this Note be extended beyond the Final Maturity Date.

During the Election Notice Period (as defined below) for each Election Date (as defined below), the registered holder of this Note may elect to extend the Maturity Date of all or any portion of the principal amount of this Note. If the holder so elects to extend the Maturity Date of all or any portion of the principal amount of this Note, the Maturity Date of the principal amount for which the election has been made will be extended [to the          day of the              calendar month]5 following the applicable Election Date (each, an “Additional Maturity Date”), up to but not beyond the Final Maturity Date. [If that day is not a Business Day, the Maturity Date of the applicable principal amount will be extended to the immediately preceding Business Day.]6 The holder may elect to extend the Maturity Date of all or the applicable portion of the principal amount of this Note having a principal amount of at least [$1,000] or any integral multiple of [$1,000] in excess of [$1,000], provided that the principal amount of any portion of this Note not so extended shall be at least [$1,000].

[The “Election Dates” will be the          of each month from, and including,                      to, and including,                     , whether or not such day is a Business Day.] To make an election effective on any Election Date, the registered holder of this Note must deliver (a) a notice of election during the Election Notice Period for that Election Date and, in the event of an election to extend the Maturity Date of only a portion of the principal amount of this Note, this Note, or (b) a facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note’s tenor or terms, a statement that the option to elect extension of Maturity Date is being exercised thereby, the principal amount hereof with respect to which such option is being exercised and a guarantee that the notice of

[5]	This form of rider contemplates the option to extend maturity of the notes on a monthly basis. If the applicable notes are not extendible monthly, this language will be modified to reflect semi-annual, quarterly or other periods for extension.
[6]	Modify as necessary for applicable business day convention.

election form included below duly completed and, in the event of an election to extend the Maturity Date of only a portion of the principal amount of this Note, this Note, will be delivered to the [Trustee] [London Paying Agent] as required hereby. A form of notice of election to extend the Maturity Date is set forth below.

The “Election Notice Period” for each Election Date will begin on the                      Business Day prior to the applicable Election Date, and will end at [12:00 noon, New York City time,] on that Election Date. However, if that Election Date is not a Business Day, the Election Notice Period will be extended to [12:00 noon, New York City time,] on the next following day that is a Business Day. The election notice must be delivered to the [Trustee] [London Paying Agent] no later than 12:00 noon, New York City time, on the last Business Day in the Election Notice Period. Upon delivery to the [Trustee] [London Paying Agent] of a notice of election to extend the Maturity Date of the Notes or any portion thereof during any Election Notice Period, that election will be revocable during each day of that Election Notice Period, until [12:00 noon, New York City time,] on the last Business Day in the applicable Election Notice Period, at which time the notice will become irrevocable.

If on any Election Date, the registered holder of this Note does not make a timely or proper election to extend the Maturity Date of all or any portion of the principal amount of this Note, the principal amount of this Note for which an election has not been made will become due and payable on the Initial Maturity Date, or the applicable Additional Maturity Date to which the Maturity of this Note has previously been extended, as applicable. The principal amount of this Note for which an election is not exercised will be represented by a non-extendible substitute note, [substantially in the form attached hereto as Annex A,]7 which will be completed by the [Trustee] [London Paying Agent] in consultation with the Issuer, and issued by the [Trustee] [London Paying Agent] in the name of the holder hereof on that Election Date in accordance with the terms of the Indenture, subject to the delivery of this Note to the [Trustee] [London Paying Agent]. In such a case, Schedule 1 hereto will be annotated as of that Election Date to reflect the corresponding decrease in the principal amount of this Note. The non-extendible substitute note so issued will have the same terms as this Note, except that such note:

•	will not be extendible;

•	will have a new CUSIP number [and ISIN and Common Code]; and

•	will retain the then-current Maturity Date of this Note.

Interest on a non-extendible substitute note will accrue from, and including, the last Interest Payment Date on this Note as to which interest was duly paid or provided by the Issuer.

The failure to elect to extend the Maturity Date of all or any portion of this Note will be irrevocable, and will be binding upon any subsequent holder of this Note or any applicable replacement note. The holder of a non-extendible substitute note received as a consequence of the failure to make such an election may not elect to exchange that non-extendible substitute note for an interest in this Note. The Issuer and the [Trustee] [London Paying Agent] will deem this

[7]	The form of non-extendible substitute note will be annexed to the global note at the time of issuance of notes extendible at the holder’s option.

Note cancelled as to any portion of the principal amount hereof for which a duly completed form of notice of election to extend the Maturity Date and, if applicable, this Note are not delivered to the [Trustee] [London Paying Agent] within the applicable Election Notice Period in accordance with the terms of this Note.

Form of Notice of Election to Extend Maturity Date

The undersigned hereby elects to extend the Maturity Date of the Bank of America Corporation [insert name of specific notes] (CUSIP Number                      [ISIN                      and Common Code                     ]) (or the portion thereof specified below) with the effect provided in the Note by surrendering such Note to the [the Trustee at 101 Barclay Street, New York, New York, 10286] [the London Paying Agent at One Canada Square, London, E14 5AL,], or such other address of which the Issuer shall from time to time notify the registered holders of the Note, in the event of an election to extend the Maturity Date of only a portion of the principal amount of the Note, together with this form of “Notice of Election to Extend Maturity Date” duly completed by the holder.

If the option to extend the Maturity Date of less than the entire principal amount of the Note is elected, specify the portion of the Note (which shall be [U.S.$1,000] or an integral multiple of [U.S.$1,000] in excess thereof) as to which the holder elects to extend the Maturity Date: [U.S.$]                     ; and specify the principal amount or amounts (which shall be [$1,000] or an integral multiple of [U.S.$1,000] in excess thereof) of the non-extendible substitute note or notes, [substantially in the form attached to the Note as Annex A,] to be issued to the holder for the portion of the principal amount of the Note for which the option to extend the Maturity Date is not being elected (in the absence of any such specification, one non-extendible substitute note, [substantially in the form of Annex A,] will be issued for the portion of the principal amount of the Note as to which the option to extend Maturity Date is not being made): [U.S.$]                     .

Dated:
[NOTICE: The signature on this Notice of Election to Extend Maturity Date must correspond with the name as written upon the face of the Note in every particular, without alteration or enlargement or any change whatever.]

[EXTENDIBLE NOTE RIDER

FOR EXTENSION OF MATURITY AT ISSUER’S OPTION]

This Note is an Extendible Note, whereby the Issuer has the option to extend the maturity of this Note for one or more periods, as specified in the Pricing Supplement (each, an “Extension Period”), up to but not beyond the Final Maturity Date specified in the Pricing Supplement, under the terms of this Note as supplemented by this Extendible Note Rider.

Unless otherwise specified in the Pricing Supplement, the following provisions will apply to this Note:

The Issuer may exercise its option with respect hereto by delivery to the [Trustee] [London Paying Agent] a notice of such exercise at least 45, but not more than 60, calendar days prior to the Stated Maturity Date originally in effect with respect hereto or, if the Stated Maturity Date has already been extended, prior to the maturity date then in effect (each, an “Extended Maturity Date”). After such receipt and not later than 40 calendar days prior to the Stated Maturity Date or an Extended Maturity Date, as the case may be (each, an “Existing Maturity Date”), the [Trustee] [London Paying Agent] (or any duly appointed paying agent) will mail by first class mail, postage prepaid, to the registered holder hereof a notice (the “Extension Notice”) relating to such extension period (the “Extension Period”) setting forth (i) the election of the Issuer to extend the Maturity hereof, (ii) the new Extended Maturity Date, (iii) the interest rate applicable to the Extension Period (which interest rate may be higher during the Extension Period), and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which, the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the [Trustee] [London Paying Agent] (or any duly appointed paying agent) of an Extension Notice to the registered holder hereof, the maturity shall be extended automatically as set forth in the Extension Notice, and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms as prior to the mailing of such Extension Notice.

Notwithstanding the foregoing, not later than 20 calendar days prior to the Existing Maturity Date hereof (or, if such date is not a Business Day, on the immediately succeeding Business Day), the Issuer, at its option, may revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by mailing or causing the applicable Paying Agent to mail notice of such higher interest rate, by first class mail, postage prepaid, to the registered holder hereof. Such notice shall be irrevocable. Thereafter, this Note will bear such higher interest rate for the Extension Period.

[If the Issuer elects to extend the maturity hereof, the registered holder hereof will have the option to elect repayment hereof in whole or in part by the Issuer on the Existing Maturity Date then in effect at a price equal to the principal amount hereof plus any accrued and unpaid interest to such date. In order for this Note to be so repaid on the Existing Maturity Date, the Issuer must receive, at least 15 days but not more than 30 calendar days prior to the Existing Maturity Date then in effect with respect hereto: (i) this Note with the form “Option to Elect Repayment” below duly completed, or (ii) ) a facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or a trust company in the United States setting forth the name of the registered holder hereof, the principal amount hereof to be repaid, the certificate number, or a description of the tenor and terms hereof, a statement that the option to elect repayment is being exercised thereby, and a guarantee that this Note, together with the duly completed form entitled “Option to Elect Repayment” attached hereto, will be received by the [Trustee] [London Paying Agent] not later than the fifth Business Day after the date of such facsimile transmission or letter; provided, however, that such facsimile transmission or letter shall only be effective if this Note and duly completed form are received by the [Trustee] [London Paying Agent] by such fifth Business Day. Such option may be exercised by the registered holder hereof for less than the aggregate principal amount hereof then outstanding, provided that the principal amount hereof remaining outstanding after repayment is at least an Authorized Denomination as specified in the Pricing Supplement, or if no such Authorized Denomination is so specified, [U.S.$1,000] or its equivalent in the applicable Specified Currency, unless otherwise specified in the Pricing Supplement.

[OPTION TO ELECT REPAYMENT]

The undersigned hereby irrevocably request(s) and instruct(s) the Issuer to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at

.
(Please print or typewrite name and address of the undersigned)

For this Note to be repaid, [the Trustee must receive at 101 Barclay Street, New York, New York, 10286] [the London Paying Agent must receive at One Canada Square, London, E14 5AL,] or at such other place or places of which the Issuer from time to time shall notify the registered holder of this Note, not less than 30 nor more than 60 calendar days prior to an Optional Repayment Date, if any, shown in the Pricing Supplement, this Note with this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of this Note is to be repaid, (a) specify the portion hereof which the registered holder elects to have repaid and (b) specify the portion hereof (which shall be a minimum amount equal to the minimum Authorized Denomination) which is not being repaid (in the absence of any such specification to the contrary, one such Note will be issued for the portion not being repaid).

Date:
NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

Principal amount to be repaid, if amount to be repaid is less than the principal amount of this Note (principal amount remaining must be in the minimum authorized denomination or any authorized integral multiple in excess thereof):
[U.S.$]

Amount to be Reissued (principal amount remaining must be in the minimum authorized denomination or any authorized integral multiples in excess thereof):
[U.S.$]

[U.S.$]

☐ [Option To Use DTC Tender Procedures]	Fill in registration of Notes if to be issued otherwise than to the registered holder:

DTC Participant	Name
Number:
DTC Participant	Address:
Name:
DTC Participant Telephone
Number:	(Please print name and address including zip code)

SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER